Exhibit 10.6

August 14, 2025

WCW (Willie) Chiang
[address]

    Re:    Amendment of Phantom Unit Grant Letter dated August 16, 2018

Dear Willie:

The Compensation Committee and Board of Directors of PAA GP Holdings LLC has approved a modification to the vesting terms of your long-term incentive plan grant letter dated August 16, 2018 (the “August 2018 Grant Letter”) in order to extend the expiration date of the grant from October 1, 2025 to October 1, 2030. Accordingly, effective as of the date of this letter, the second-to-last sentence of paragraph 1 of the August 2018 Grant Letter is hereby amended to read in full as follows: “Any remaining Phantom Units that have not vested on or before October 1, 2030, and any associated DERs (regardless of vesting), shall expire on such date.”

Except as amended hereunder, the August 2018 Grant Letter shall remain in full force and effect according to its terms.

PLAINS ALL AMERICAN PIPELINE, L.P.

By: PAA GP LLC
By: PLAINS AAP, L.P.
By: PLAINS ALL AMERICAN GP LLC

By:    ______________________________
Name:    Richard K. McGee
Title:    Executive Vice President & General Counsel

333 Clay Street, Suite 1600 ■ Houston, Texas 77002 ■ 713/646-4100 or 800-564-3036